UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 29, 2005

THE TALBOTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EX-99.1 - Amended Share Repurchase Program-4/29/05

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Amended Share Repurchase Program

     On April 29, 2005, The Talbots, Inc. (“Talbots”) and AEON (U.S.A.), Inc. (“Aeon USA”) entered into an Amended Share Repurchase Program (“Amended Program”), following authorization by the Board of Directors of Talbots.

     A majority of Talbots outstanding shares of common stock is owned by Aeon USA, which is wholly-owned by Aeon Co., Ltd. (“Aeon”). Several of the members of Talbots Board of Directors are affiliates of Aeon USA or Aeon. In addition, related party transactions between Talbots, Aeon USA, and Aeon are described in Talbots 2005 proxy statement which was filed with the Securities and Exchange Commission on April 25, 2005.

     Under the Amended Program, Talbots is authorized to purchase up to $50 million of its outstanding common stock over a two-year period. If Talbots has purchased shares of its common stock from the public in open market purchases or otherwise during a particular calendar month, Talbots will purchase a pro rata number of shares from Aeon USA so as to maintain substantially the same percentage ownership balance in Talbots between Aeon USA and the public shareholders. The price of Talbots common stock purchased from Aeon USA will be equal to the weighted average price paid to the public shareholders during such particular calendar month.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

c.      Exhibits.

99.1	Amended Share Repurchase Program dated as of April 29, 2005 between The Talbots, Inc. and AEON (USA), Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.
Date May 4, 2005	By:	/s/ Carol Stone
		Name:	Carol Stone
		Title:	Vice President, Corporate Controller